SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: November 27, 2008

KLONDIKE STAR MINERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Box 20116, 1031 - Ten Mile Road, Whitehorse, Yukon Y1A 7A2 Canada

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 579-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5	Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 27, 2008, Mr. Hans Boge and Mr. Donald Flinn resigned their positions as members of the Board of Directors of the Registrant, and as members of the Board of Directors of Klondike Star Canada, a subsidiary of the Registrant.  Mr. Boge also resigned as Chairman of the Board of the Registrant.  No reasons for the resignations were provided by either Mr. Boge or Mr. Flinn.  There are disagreements between the Registrant and Mr. Boge and Mr. Flinn, regarding management of the Company relating to the registrant’s operations, policies or practices.  The Company has provided both Mr. Boge and Mr. Flinn with a copy of the disclosures it is making in response to this Item 5.02 no later than the day of filing with the Commission.  The Company has provided each resigning director with the opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he or she agrees with the statements made by the registrant in response to this Item 5.02.  The Company will file any such letter with the Commission as an exhibit by amendment to this Report on Form 8-K within two business days after receipt by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLONDIKE STAR MINERAL CORPORATION

December 1, 2008

/s/ George Wakimg

George Wakim, President